                               PRICING SUPPLEMENT

                                                  Registration No. 333-08369-01
                                               Filed Pursuant to Rule 424(b)(2)

                          United Parcel Service, Inc.

                                   UPS Notes

-------------------------------------------------------------------------------

Pricing Supplement No. 46                                  Trade Date: 12/02/02
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 12/05/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is December 3, 2002


     CUSIP
       or
  Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
  -----------           ----------------         -------------           -------------         ---------------
   91131UEU4             $4,245,000.00              5.00%                  12/15/17                 100%


Interest Payment
   Frequency                                       Subject to                Dates and terms of redemption
  (begin date)          Survivor's Option          Redemption               (including the redemption price)
----------------        -----------------          ----------              --------------------------------
    6/15/03                   Yes                    Yes                           100% 12/15/03
 semi-annually                                                                semi-annually thereafter


                          Discounts and
Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
---------------            -----------            -----------                ------              -----------
 $4,191,937.50             $53,062.50                $3.50             ABN AMRO Financial
                                                                         Services, Inc.